EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Post-Effective Amendment No. 1 on Form S-3 to Form S-1, No. 333-124141) and related prospectus for the registration of 18,000,000 shares of the common stock of 180 Connect Inc. and to the incorporation by reference therein of our report dated April 20, 2007 (except for notes 25(d) and (e), 25(b) and (f), and 25(g), as to which the dates are July 6, 2007, August 24, 2007 and August 29, 2007, respectively), with respect to the consolidated financial statements of 180 Connect Inc. (Canada) as at December 31, 2006 and 2005, for the year ended December 31, 2006 and for the periods from December 26, 2004 to December 31, 2005 and from December 28, 2003 to December 25, 2004, included in its Current Report on Form 8-K dated August 24, 2007, filed with the Securities and Exchange Commission.

Toronto, Canada	/s/ Ernst & Young LLP
September 12, 2007.	Chartered Accountants
Licensed Public Accountants